UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2018, The TJX Companies, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Fourth Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), from 1,200,000,000 shares to 1,800,000,000 shares. As discussed below, earlier that day, the Company’s shareholders approved a proposal to amend the Certificate of Incorporation in accordance with the Certificate of Amendment at a special meeting of shareholders of the Company (the “Special Meeting”). The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Following the Special Meeting, the Board of Directors declared the previously announced 2-for-1 split of the Common Stock. One additional share of the Common Stock is expected to be distributed on November 6, 2018 for each share held by shareholders of record on October 30, 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Special Meeting was held on October 22, 2018. The final voting results of the Special Meeting are as follows:

Proposal 1: Approval of the Certificate of Amendment to the Certificate of Incorporation to increase the number of authorized shares of the Common Stock.

In accordance with the results below, Proposal 1 was approved.

For	Against	Abstaining	Broker Non-Votes
543,771,721	5,373,221	485,749	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment of Fourth Restated Certificate of Incorporation of The TJX Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and General Counsel

Dated: October 22, 2018